Exhibit 99.1

Contact:

Jim Havel, Interim Chief Financial Officer

Chris McGinnis, Vice President, Investor Relations

(314) 810-3115

investor.relations@express-scripts.com

Express Scripts Announces 4th Quarter Results; Provides Initial 2015 Earnings Guidance

ST. LOUIS, February 23, 2015 — Express Scripts Holding Company (Nasdaq: ESRX) announced 2014 fourth quarter and full year net income attributable to Express Scripts stockholders of $581.8 million and $2,007.6 million, or $0.79 and $2.64 per diluted share. Adjusted earnings per diluted share, as detailed in Table 4, were $1.39 and $4.88 for the fourth quarter and full year, respectively.1

“While we are proud of our heritage and the work we have done for clients, we are even more excited about the future we have ahead of us,” stated George Paz, chairman and chief executive officer. “We believe our growth and focused acquisition approach has positioned us uniquely in the healthcare services landscape to improve health outcomes and lower cost in an aligned model that keeps our clients and patients first, but also returns exceptional results to our shareholders.”

“We believe no one drives market change like we do, and no one matches our focus on serving patients and plan sponsors,” stated Tim Wentworth, president. “That combination is unique and creates significant value for our clients.”

Fourth Quarter and Full Year 2014 Review

The roll-off of UnitedHealth Group (“UNH”) claims was completed by the end of 2013, as expected. The following tables compare the fourth quarter and full year 2014 and 2013 operating results from continuing operations excluding and including UNH (also see Tables 7 and 8):

(from continuing operations)	Q4 2014 (in millions, except per share and per claim data)	Q4 2014 Change From Q4 2013
		Excluding UNH	Including UNH
Total adjusted claims (see Table 1)	337.0	(4%)	(7%)

Adjusted EBITDA (see Table 3)	$1,857.1	13%	11%
Adjusted EBITDA, per adjusted claim (see Table 3)	$5.51	18%	19%
GAAP net income	$581.8	17%	13%
Adjusted net income (see Table 5)	$1,023.1	17%	14%
GAAP diluted earnings per share	$0.79	27%	23%
Adjusted earnings per diluted share (see Table 4)	$1.39	26%	24%

[1]	All net income, earnings per share, adjusted EBITDA, adjusted EBITDA per adjusted claims, adjusted net income and adjusted earnings per share amounts are presented as attributable to Express Scripts, excluding non-controlling interest representing the share allocated to members of our consolidated affiliates.

Fourth quarter net cash flow provided by operating activities was $2,924.4 million and the Company repurchased 10.1 million shares of common stock for $819.5 million during the quarter.

(from continuing operations)	2014 (in millions, except per share and per claim data)	2014 Change From 2013
		Excluding UNH	Including UNH
Total adjusted claims (see Table 1)	1,309.8	(6%)	(11%)

Adjusted EBITDA (see Table 3)	$6,802.5	6%	2%
Adjusted EBITDA, per adjusted claim (see Table 3)	$5.19	13%	15%
GAAP net income	$2,007.6	16%	6%
Adjusted net income (see Table 5)	$3,704.2	9%	4%
GAAP diluted earnings per share	$2.64	25%	14%
Adjusted earnings per diluted share (see Table 4)	$4.88	18%	13%

Full year net cash flow provided by operating activities was $4,549.0 million and the Company repurchased 62.1 million shares of common stock for $4,642.9 million during the year, leaving 83.7 million shares available under the current repurchase program.

2015 Guidance

The Company anticipates achieving adjusted earnings per diluted share for 2015 in the range of $5.35 to $5.49, representing growth of 10% to 13% over 2014 – See table below. Additional details on this guidance can be found in Table 6 including items excluded from this range.

The following table compares the 2015 guidance to 2014 adjusted results:

		2014 (in millions, except per share and per claim data)	Table 6 2015 Range (in millions, except per share and per claim data)	Change from 2014
Total adjusted claims	Table 1	1,309.8	1,280 to 1,320	(2%) to 1%

Adjusted SG&A	Table 2	$2,067.2	$1,925 to $2,000	(7%) to (3%)
Adjusted EBITDA	Table 3	$6,802.5	$6,925 to $7,125	2% to 5%
Adjusted EBITDA, per adjusted claim	Table 3	$5.19	$5.25 to $5.45	1% to 5%
Diluted weighted average shares		759.1	695 to 715	(8%) to (6%)
Adjusted earnings per diluted share	Table 4	$4.88	$5.35 to $5.49	10% to 13%

The Company expects the following for the first quarter of 2015:

	Estimated Quarter Ending March 31, 2015 (in millions, except per share data)	Year Over Year Change
Adjusted claims	295 to 325	(8%) to 2%
Adjusted earnings per diluted share	$1.07 to $1.11	8% to 12%

Consistent with 2014, the Company expects an incremental portion of the earnings related to a large client contract will be realized in the second quarter due to the structure of the contract.

John Parker Retires from Express Scripts Board

Express Scripts also announced that John O. Parker, Jr. retired from its Board of Directors on February 18, 2015, primarily due to health reasons. Mr. Parker has been a member of the Board of Directors since July, 2001. “We greatly appreciate John’s service to the Company during his tenure on the Board of Directors. He has been an invaluable resource, a key advisor and a friend of Express Scripts and management. His contributions will be greatly missed,” stated George Paz, chairman and chief executive officer.

About Express Scripts

Express Scripts manages more than one billion prescriptions each year for tens of millions of patients. On behalf of our clients – employers, health plans, unions and government health programs – we make use of prescription drugs safer and more affordable. Express Scripts uniquely combines three capabilities – behavioral sciences, clinical specialization and actionable data – to create Health Decision Science®, our innovative approach to help individuals make the best benefit choices, drug choices, pharmacy choices and health choices. Better decisions mean healthier outcomes.

Headquartered in St. Louis, Express Scripts provides integrated pharmacy benefit management services, including network-pharmacy claims processing, home delivery, specialty benefit management, benefit-design consultation, drug-utilization review, formulary management, and medical and drug data analysis services. The company also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services.

For more information, visit Lab.Express-Scripts.com or follow @ExpressScripts on Twitter.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements, including, but not limited to, our 2015 guidance and our statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements can be found in the Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2015. A copy of this document can be found at the Investor Information section of Express Scripts’ web site at http://www.express-scripts.com/corporate.

We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Statement of Operations

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share data)	2014	2013	2014	2013

Revenues(*)	$26,312.6	$25,781.4	$100,887.1	$104,098.8
Cost of revenues (*)	24,218.6	23,720.4	92,962.0	95,966.4

Gross profit	2,094.0	2,061.0	7,925.1	8,132.4
Selling, general and administrative	1,151.2	1,232.2	4,322.7	4,580.7

Operating income	942.8	828.8	3,602.4	3,551.7

Other (expense) income:
Equity income from joint venture	5.1	9.7	18.7	32.8
Interest income	4.7	13.5	28.0	41.9
Interest expense and other	(122.1)	(125.7)	(582.9)	(596.1)

	(112.3)	(102.5)	(536.2)	(521.4)

Income before income taxes	830.5	726.3	3,066.2	3,030.3
Provision for income taxes	241.8	208.0	1,031.2	1,104.0

Net income from continuing operations	588.7	518.3	2,035.0	1,926.3
Net loss from discontinued operations, net of tax	—	(12.3)	—	(53.6)

Net income	588.7	506.0	2,035.0	1,872.7
Less: Net income attributable to non-controlling interest	6.9	4.1	27.4	28.1

Net income attributable to Express Scripts	$581.8	$501.9	$2,007.6	$1,844.6

Weighted-average number of common shares outstanding during the period:
Basic	730.0	790.7	750.3	808.6
Diluted	737.9	802.6	759.1	821.6

Basic earnings (loss) per share:
Continuing operations attributable to Express Scripts	$0.80	$0.65	$2.68	$2.35
Discontinued operations attributable to Express Scripts	—	(0.02)	—	(0.07)
Net earnings attributable to Express Scripts	0.80	0.63	2.68	2.28

Diluted earnings (loss) per share:
Continuing operations attributable to Express Scripts	$0.79	$0.64	$2.64	$2.31
Discontinued operations attributable to Express Scripts	—	(0.02)	—	(0.07)
Net earnings attributable to Express Scripts	0.79	0.63	2.64	2.25

Amounts attributable to Express Scripts:
Income from continuing operations, net of tax	$581.8	$514.2	$2,007.6	$1,898.2
Net loss from discontinued operations, net of tax	—	(12.3)	—	(53.6)

Net income attributable to Express Scripts	$581.8	$501.9	$2,007.6	$1,844.6

(*)	Includes retail pharmacy co-payments of $2,378.0 million and $2,775.1 million for the three months ended December 31, 2014 and 2013, respectively, and $10,272.7 million and $12,620.3 million for the years ended December 31, 2014 and 2013, respectively.

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Balance Sheet

	December 31,	December 31,
(in millions)	2014	2013
Assets
Current assets:
Cash and cash equivalents	$1,832.6	$1,991.4
Restricted cash and investments	9.1	22.8
Receivables, net	5,979.8	4,022.9
Inventories	2,113.2	1,871.1
Deferred taxes	390.8	455.4
Prepaid expenses and other current assets	242.6	96.8
Current assets of discontinued operations	—	31.0

Total current assets	10,568.1	8,491.4
Property and equipment, net	1,584.0	1,658.9
Goodwill	29,280.9	29,305.4
Other intangible assets, net	12,255.2	14,015.6
Other assets	110.7	76.9

Total assets	$53,798.9	$53,548.2

Liabilities and stockholders’ equity
Current liabilities:
Claims and rebates payable	$8,488.2	$6,767.8
Accounts payable	3,137.3	2,900.0
Accrued expenses	2,836.1	1,982.2
Current maturities of long-term debt	2,555.3	1,584.0
Current liabilities of discontinued operations	—	1.3

Total current liabilities	17,016.9	13,235.3
Long-term debt	11,012.7	12,363.0
Deferred taxes	4,923.2	5,440.6
Other liabilities	782.1	664.4
Noncurrent liabilities of discontinued operations	—	0.1

Total liabilities	33,734.9	31,703.4

Stockholders’ equity:
Preferred stock, 15.0 shares authorized, $0.01 par value per share; and no shares issued and outstanding	—	—
Common stock, 2,985.0 shares authorized, $0.01 par value per share; shares issued: 848.6 and 834.0, respectively; shares outstanding: 726.1 and 773.6, respectively	8.5	8.3
Additional paid-in capital	22,671.4	21,809.9
Accumulated other comprehensive income	2.1	11.7
Retained earnings	5,920.4	3,912.8

	28,602.4	25,742.7

Common stock in treasury at cost, 122.5 and 60.4 shares, respectively	(8,548.2)	(3,905.3)

Total Express Scripts stockholders’ equity	20,054.2	21,837.4

Non-controlling interest	9.8	7.4

Total stockholders’ equity	20,064.0	21,844.8

Total liabilities and stockholders’ equity	$53,798.9	$53,548.2

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Statement of Cash Flows

	Year Ended December 31,
(in millions)	2014	2013

Cash flows from operating activities:
Net income	$2,035.0	$1,872.7
Net loss from discontinued operations, net of tax	—	53.6

Net income from continuing operations	2,035.0	1,926.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,242.9	2,447.0
Deferred income taxes	(430.5)	(573.7)
Employee stock-based compensation expense	111.0	164.7
Other, net	(8.3)	29.2
Changes in operating assets and liabilities:
Accounts receivable	(2,042.4)	1,254.0
Inventories	(242.1)	(218.9)
Other current and noncurrent assets	(170.0)	94.2
Claims and rebates payable	1,720.4	(672.2)
Accounts payable	271.7	15.9
Accrued expenses	948.9	450.8
Other current and noncurrent liabilities	112.4	(148.4)

Net cash provided by operating activities - continuing operations	4,549.0	4,768.9
Net cash used in operating activities - discontinued operations	—	(11.4)

Net cash flows provided by operating activities	4,549.0	4,757.5

Cash flows from investing activities:
Purchases of property and equipment	(436.6)	(423.0)
Acquisitions, net of cash acquired	2.2	(14.5)
Proceeds from the sale of business	—	356.9
Other	22.5	10.6

Net cash used in investing activities - continuing operations	(411.9)	(70.0)
Net cash used in investing activities - discontinued operations	—	(2.1)

Net cash used in investing activities	(411.9)	(72.1)

Cash flows from financing activities:
Treasury stock acquired	(4,493.0)	(4,055.2)
Repayment of long-term debt	(2,834.3)	(1,931.6)
Proceeds from long-term debt, net of discounts	2,490.1	—
Net proceeds from employee stock plans	510.5	466.0
Excess tax benefit relating to employee stock-based compensation	94.0	42.7
Distributions paid to non-controlling interest	(24.8)	(31.7)
Deferred financing fees	(18.6)	—
Other	(13.6)	15.0

Net cash used in financing activities	(4,289.7)	(5,494.8)

Effect of foreign currency translation adjustment	(6.2)	(5.7)

Less: cash decrease attributable to discontinued operations	—	13.4

Net decrease in cash and cash equivalents	(158.8)	(801.7)
Cash and cash equivalents at beginning of period	1,991.4	2,793.1

Cash and cash equivalents at end of period	$1,832.6	$1,991.4

Table 1

Express Scripts Holding Company Unaudited Consolidated Selected Information

(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Claims Volume
Continuing operations:
Network	240.6	259.4	933.6	1,065.3
Home delivery and specialty (1)	32.9	34.6	128.5	141.2

Total claims	273.5	294.0	1,062.1	1,206.5

Total adjusted claims - continuing operations(2)	337.0	360.7	1,309.8	1,478.0

Depreciation and Amortization (D&A):
Revenue amortization(3)	$26.9	$28.5	$112.4	$114.0
Cost of revenues depreciation	34.2	30.8	130.1	119.5
Selling, general and administrative depreciation	114.6	86.6	359.3	309.3
Selling, general and administrative amortization(3)	409.0	477.1	1,641.1	1,904.2

Total D&A - continuing operations	$584.7	$623.0	$2,242.9	$2,447.0

Generic Fill Rate*
Network	83.5%	81.7%	83.7%	81.6%
Home delivery	78.0%	75.1%	77.2%	74.6%
Overall	82.8%	80.9%	82.9%	80.8%

Note: See Appendix for Footnotes

*	The home delivery generic fill rate is currently lower than the network generic fill rate as fewer generic substitutions are available among maintenance medications (e.g. therapies for chronic conditions) commonly dispensed from home delivery pharmacies compared to acute medications which are primarily dispensed by pharmacies in our retail networks.

Table 2

Calculation of Express Scripts Holding Company Adjusted Gross Profit and SG&A - Continuing Operations

(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Gross profit, as reported	$2,094.0	$2,061.0	$7,925.1	$8,132.4
Amortization of intangible assets (3)	26.9	28.5	112.4	114.0
Transaction and integration costs (4)	180.9	100.4	462.3	238.3

Adjusted gross profit	$2,301.8	$2,189.9	$8,499.8	$8,484.7

Selling, general and administrative, as reported	$1,151.2	$1,232.2	$4,322.7	$4,580.7
Amortization of intangible assets (3)	409.0	477.1	1,641.1	1,904.2
Transaction and integration costs (4)	201.6	140.7	614.4	486.9

Adjusted selling, general and administrative	$540.6	$614.4	$2,067.2	$2,189.6

Note: See Appendix for Footnotes

The Company is providing adjusted gross profit and adjusted selling, general and administrative expenses (both of which are non-GAAP financial measures), in each case, excluding the impact of amortization of intangible assets and transaction and integration costs in order to compare the underlying financial performance to prior periods.

Table 3

Express Scripts Holding Company EBITDA and Adjusted EBITDA Reconciliation

(in millions, except per claim data)

The following is a reconciliation of net income from continuing operations attributable to Express Scripts to EBITDA and Adjusted EBITDA from continuing operations attributable to Express Scripts. The Company believes net income is the most directly comparable measure calculated under U.S. GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net income from continuing operations, attributable to Express Scripts, as reported	$581.8	$514.2	$2,007.6	$1,898.2
Provision for income taxes	241.8	208.0	1,031.2	1,104.0
Depreciation and amortization*	584.7	623.0	2,242.9	2,447.0
Interest expense, net	117.4	112.2	554.9	554.2
Equity income from joint venture	(5.1)	(9.7)	(18.7)	(32.8)

EBITDA from continuing operations, attributable to Express Scripts, as reported	1,520.6	1,447.7	5,817.9	5,970.6
Transaction and integration costs (4)*	336.5	220.6	984.6	693.6

Adjusted EBITDA from continuing operations, attributable to Express Scripts	$1,857.1	$1,668.3	$6,802.5	$6,664.2

Total adjusted claims - continuing operations	337.0	360.7	1,309.8	1,478.0

Adjusted EBITDA from continuing operations, attributable to Express Scripts, per adjusted claim	$5.51	$4.63	$5.19	$4.51

Note: See Appendix for Footnotes

The Company is providing EBITDA and adjusted EBITDA excluding the impact of certain charges (both of which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

EBITDA from continuing operations is earnings before interest income (expense), income taxes, depreciation and amortization, and equity income from joint venture, or alternatively calculated as operating income plus depreciation and amortization. EBITDA from continuing operations is presented because it is a widely accepted indicator of a company’s ability to service indebtedness and is frequently used to evaluate a company’s performance. EBITDA from continuing operations, however, should not be considered as an alternative to net income from continuing operations, as a measure of operating performance, as an alternative to cash flow, as a measure of liquidity or as a substitute for any other measure computed in accordance with accounting principles generally accepted in the United States. In addition, our definition and calculation of EBITDA from continuing operations may not be comparable to that used by other companies.

Adjusted EBITDA from continuing operations per adjusted claim is a supplemental measurement used by analysts and investors to help evaluate overall operating performance. We have calculated adjusted EBITDA from continuing operations excluding transaction and integration costs recorded each year, as these charges are not considered an indicator of ongoing company performance. Adjusted EBITDA from continuing operations per adjusted claim is calculated by dividing adjusted EBITDA from continuing operations by the adjusted claim volume for the period. This measure is used as an indicator of EBITDA performance on a per-unit basis. Adjusted EBITDA from continuing operations, and as a result, adjusted EBITDA from continuing operations per adjusted claim, are each affected by the changes in claim volumes between retail and home delivery, the relative representation of brand-name, generic and specialty pharmacy drugs, as well as the level of efficiency in the business.

*	Depreciation and amortization for the three months and year ended December 31, 2014 presented above includes $46.0 million and $92.1 million, respectively, of depreciation related to the integration of Medco Health Solutions, Inc. (“Medco”) which is not included in transaction and integration costs. Depreciation and amortization for the three months and year ended December 31, 2013 presented above includes $20.5 million and $31.6 million, respectively, of depreciation related to the integration of Medco, which is not included in transaction and integration costs.

Table 4

Calculation of Express Scripts Holding Company Adjusted Diluted EPS

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(per diluted share)
Diluted EPS from continuing operations attributable to Express Scripts, as reported	$0.79	$0.64	$2.64	$2.31

Excluding items indicated:
Transaction and integration costs (4)	0.32	0.19	0.89	0.55
Debt redemption costs (5)	—	—	0.06	0.05
Discrete tax items (6)	(0.09)	(0.10)	(0.15)	(0.06)
Interest income(7)	—	(0.01)	—	(0.03)
Amortization of intangible assets (3)	0.37	0.40	1.44	1.51

Diluted EPS from continuing operations attributable to Express Scripts, adjusted	$1.39	$1.12	$4.88	$4.33

Note: See Appendix for Footnotes

The Company is providing diluted EPS from continuing operations attributable to Express Scripts and adjusted diluted EPS from continuing operations attributable to Express Scripts excluding the impact of transaction, integration and certain other costs and amortization of intangible assets (which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

Table 5

Calculation of Express Scripts Holding Company Adjusted Net Income and Adjusted Effective Income Tax Rate

(in millions)

	Three Months Ended December 31, 2014			Year Ended December 31, 2014
	Income before income taxes	Provision for income taxes	Effective income tax rate	Income before income taxes	Provision for income taxes	Effective income tax rate
Net income attributable to Express Scripts, as reported	$830.5	$241.8		$3,066.2	$1,031.2
Non-controlling interest	(6.9)	—		(27.4)	—

Total income attributable to Express Scripts, as reported	823.6	241.8	29.4%	3,038.8	1,031.2	33.9%

Excluding items indicated:
Transaction and integration costs(4)	382.5	144.3		1,076.7	405.9
Debt redemption costs(5)	—	—		75.9	28.6
Discrete tax items(6)	—	68.3		—	113.9
Amortization of intangible assets(3)	435.9	164.5		1,753.5	661.1

Total net income attributable to Express Scripts, as adjusted	$1,642.0	$618.9	37.7%	$5,944.9	$2,240.7	37.7%

Adjusted net income attributable to Express Scripts		$1,023.1			$3,704.2

Note: See Appendix for Footnotes.

The Company is providing adjusted net income attributable to Express Scripts, net of tax and adjusted effective income tax rate attributable to Express Scripts excluding the impact of certain items and amortization of intangible assets (which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

Table 5A

Calculation of Express Scripts Holding Company Adjusted Net Income and Adjusted Effective Income Tax Rate from Continuing Operations

(in millions)

	Three Months Ended December 31, 2013			Year Ended December 31, 2013
	Income before income taxes	Provision for income taxes	Effective income tax rate	Income before income taxes	Provision for income taxes	Effective income tax rate
Net income from continuing operations attributable to Express Scripts, as reported	$726.3	$208.0		$3,030.3	$1,104.0
Non-controlling interest	(4.1)	—		(28.1)	—

Total income from continuing operations attributable to Express Scripts, as reported	722.2	208.0	28.8%	3,002.2	1,104.0	36.8%

Excluding items indicated:
Transaction and integration costs(4)	241.1	90.3		725.2	279.1
Debt redemption costs(5)	—	—		68.5	26.4
Discrete tax items(6)	—	80.9		—	51.2
Interest income (7)	(11.6)	(4.3)		(36.5)	(14.0)
Amortization of intangible assets(3)	505.6	186.4		2,018.2	776.5

Total net income from continuing operations attributable to Express Scripts, as adjusted	$1,457.3	$561.3	38.5%	$5,777.6	$2,223.2	38.5%

Adjusted net income from continuing operations attributable to Express Scripts, net of tax		$896.0			$3,554.4

Note: See Appendix for Footnotes.

The Company is providing adjusted net income from continuing operations attributable to Express Scripts, net of tax and adjusted effective income tax rate from continuing operations attributable to Express Scripts excluding the impact of certain items and amortization of intangible assets (which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

Table 6

Express Scripts Holding Company 2015 Guidance Information

Estimated Year Ending December 31, 2015
(in millions, except per share and per claim data)	Current Guidance

Adjusted earnings per diluted share attributable to Express Scripts*	$5.35 to $5.49
Year over year growth	10%-13%

Total adjusted claims	1,280 to 1,320

Adjusted selling, general and administrative*	$1,925 to $2,000

Depreciation**	$420 to $460

Effective income tax rate	37.3% to 37.7%

Adjusted EBITDA*	$6,925 to $7,125

Adjusted EBITDA per adjusted claim*	$5.25 to $5.45

Diluted weighted average shares outstanding during the period	695 to 715

Cash flow from operations	$4,500 to $5,000

Capital expenditures	$300 to $400

GAAP items not included in guidance (*)

The Company anticipates full-year 2015 integration costs to be approximately $250 million, but the exact amount is indeterminable. Accordingly, the Company is unable to include these charges in the list of GAAP items not included in guidance for 2015 full-year earnings per diluted share attributable to Express Scripts, adjusted selling, general and administrative, adjusted EBITDA and adjusted EBITDA per adjusted claim or to provide a reconciliation to the corresponding GAAP measure. 2015 Adjusted EPS will exclude amortization of intangible assets per diluted share in the range of $1.51 to $1.55.

**	Approximately $305 to $325 million of this depreciation guidance is included in the guidance for adjusted selling, general and administrative expenses. The remainder of the depreciation guidance is reported in cost of goods sold.

Table 7

Express Scripts Holding Company Operating Results Excluding UnitedHealth Group (“UNH”)

(Amounts in millions except per share and per claim data)

					Q4 2013
				UNH	Excluding	Q4 2014 Change
(Three Months Ended)		Q4 2014	Q4 2013	(Table 8)	UNH	Including UNH	Excluding UNH

Adjusted claims	Table 1	337.0	360.7	(8)	352.5	-7%	-4%

Adjusted SG&A	Table 2	$540.6	$614.4	(2)	$611.9	-12%	-12%

Adjusted EBITDA	Table 3	$1,857.1	$1,668.3	(29)	$1,639.5	11%	13%

Adjusted EBITDA, per adjusted claim	Table 3	$5.51	$4.63	3.52	$4.65	19%	18%

GAAP net income		$581.8	$514.2	(18)	$496.2	13%	17%

Adjusted net income	Table 5	$1,023.1	$896.0	(18)	$878.0	14%	17%

GAAP diluted earnings per share		$0.79	$0.64	(0.02)	$0.62	23%	27%

Adjusted diluted earnings per share	Table 4	$1.39	$1.12	(0.02)	$1.10	24%	26%

					2013
				UNH	Excluding	2014 Change
(Year Ended)		2014	2013	(Table 8)	UNH	Including UNH	Excluding UNH

Adjusted claims	Table 1	1,309.8	1,478.0	(89)	1,388.6	-11%	-6%

Adjusted SG&A	Table 2	$2,067.2	$2,189.6	(10)	$2,179.7	-6%	-5%

Adjusted EBITDA	Table 3	$6,802.5	$6,664.2	(263)	$6,401.6	2%	6%

Adjusted EBITDA, per adjusted claim	Table 3	$5.19	$4.51	2.94	$4.61	15%	13%

GAAP net income		$2,007.6	$1,898.2	(162)	$1,736.7	6%	16%

Adjusted net income	Table 5	$3,704.2	$3,554.4	(162)	$3,392.9	4%	9%

GAAP diluted earnings per share		$2.64	$2.31	(0.20)	$2.11	14%	25%

Adjusted diluted earnings per share	Table 4	$4.88	$4.33	(0.20)	$4.13	13%	18%

The Company is providing operating results excluding UNH (which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

Amounts presented as continuing operations.

Table 8

Express Scripts Holding Company - UnitedHealth Group (“UNH”) Contribution by Quarter

(Amounts in millions except per share and per claim data)

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Full Year 2013

Adjusted claims	37	28	16	8	89

Adjusted SG&A	$2	$2	$2	$2	$10

Adjusted EBITDA	$94	$87	$53	$29	$263

Adjusted EBITDA, per adjusted claim	$2.51	$3.10	$3.36	$3.52	$2.94

Adjusted net income	$57	$54	$33	$18	$162

Adjusted diluted earnings per share	$0.07	$0.06	$0.04	$0.02	$0.20

Adjusted diluted earnings per share as reported:	$0.99	$1.13	$1.08	$1.12	$4.33

Adjusted diluted earnings per share excluding UNH:	$0.92	$1.07	$1.04	$1.10	$4.13

The Company is providing UNH 2013 operating results by quarter and adjusted diluted earnings per share excluding UNH (both of which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

Amounts presented as continuing operations.

Appendix

Footnotes

(1)	Includes home delivery, specialty and other including: (a) drugs distributed through patient assistance programs (b) drugs distributed to clients of other PBMs under limited distribution contracts with pharmaceutical manufacturers and (c) FreedomFP claims.

(2)	Total adjusted claims reflect home delivery claims multiplied by 3, as home delivery claims typically cover a time period 3 times longer than network claims.

(3)	Amortization of intangible assets includes the following items:

Amortization of legacy Express Scripts intangible assets include amounts in both revenues and selling, general and administrative expense.

Revenue amortization is related to the customer contract with Anthem (formerly known as WellPoint) which commenced upon closing of the NextRx acquisition in 2009. Amortization of intangibles that arises in connection with consideration given to a customer by a vendor is characterized as a reduction of revenues. Intangible amortization of $26.9 million ($16.7 million net of tax) and $28.5 million ($18.0 million net of tax) is included as a reduction to revenue for the three months ended December 31, 2014 and 2013, respectively. Intangible amortization of $112.4 million ($70.0 million net of tax) and $114.0 million ($70.1 million net of tax) is included as a reduction to revenue for the year ended December 31, 2014 and 2013, respectively.

Other legacy Express Scripts intangible amortization of $9.5 million ($5.9 million net of tax) and $10.2 million ($6.5 million net of tax) for the three months ended December 31, 2014 and 2013, respectively, is included in selling, general and administrative expense. Other legacy Express Scripts intangible amortization of $37.8 million ($23.5 million net of tax) and $40.7 million ($25.1 million net of tax) for the year ended December 31, 2014 and 2013, respectively, is included in selling, general and administrative expense.

Amortization of intangible assets related to the acquisition of Medco Health Solutions, Inc. (“Medco”) of $399.5 million ($248.8 million net of tax) and $466.9 million ($294.7 million net of tax) for the three months ended December 31, 2014 and 2013, respectively, is included in selling, general and administrative expense. Amortization of intangible assets related to the acquisition of Medco of $1,603.3 million ($998.9 million net of tax) and $1,863.5 million ($1,146.5 million net of tax) for the year ended December 31, 2014 and 2013, respectively, is included in selling, general and administrative expense.

(4)	Transaction and integration costs include those costs directly related to the acquisition of Medco.

Costs of $180.9 million ($112.6 million net of tax) and $100.4 million ($62.5 million net of tax) primarily composed of integration-related activities, are included in gross profit for the three months ended December 31, 2014 and 2013, respectively. Costs of $462.3 million ($288.0 million net of tax) and $238.3 million ($146.6 million net of tax) primarily composed of integration-related activities, are included in gross profit for the year ended December 31, 2014 and 2013, respectively.

Costs of $201.6 million ($125.6 million net of tax) and $140.7 million ($88.3 million net of tax) primarily composed of professional fees, integration-related activities and severance costs, including stock compensation, are included in selling, general and administrative expense for the three months ended December 31, 2014 and 2013, respectively. Costs of $614.4 million ($382.8 million net of tax) and $490.4 million ($301.7 million net of tax) primarily composed of professional fees, integration-related activities and severance costs, including stock compensation, are included in selling, general and administrative expense for the year ended December 31, 2014 and 2013, respectively.

The Company recorded a net benefit of $3.5 million ($2.1 million net of tax) within selling, general and administrative expenses for the year ended December 31, 2013 in conjunction with a final settlement related to the strategic decision to exit various businesses.

(5)	Debt redemption costs, which includes write-off of deferred financing fees incurred for the early redemption of senior notes, totaled $75.9 million ($47.3 million net of tax) and $68.5 million ($42.1 million net of tax) is included in interest expense for the year ended December 31, 2014 and 2013, respectively.

(6)	Provision for income taxes includes discrete tax benefits for continuing operations of $68.3 million and $113.9 million for the three months and year ended December 31, 2014, primarily attributable to a change in estimate resulting in the recognition of tax benefits for a permanent deduction related to our domestic production activities, offset by charges related to interest on and changes in our unrecognized tax benefits. Provision for income taxes includes discrete tax benefits for continuing operations of $80.9 million and $51.2 million for the three months and year ended December 31, 2013 primarily attributable to investments in certain foreign subsidiaries which the Company recognized as a result of various divesture, deferred tax implications of newly enacted state laws and income not recognized for tax purposes.

(7)	Interest income includes a contractual interest payment received from a client of $11.6 million ($7.3 million net of tax) and $36.5 million ($22.5 million net of tax) for the three months and year ended December 31, 2013, respectively.